UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 3, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Memorandum of Understanding

On March 3, 2017 Magellan Gold Corporation (the “Company) signed a Memorandum of Understanding by and among the Company and ROSE PETROLEUM, plc and its wholly-owned subsidiary MINERALES VANE S.A. de C.V. (“VANE”) (collectively “Rose”) (the “MOU”).  A copy of MOU is filed herewith as Exhibit 10.1.

Under the terms of the MOU, in consideration of a non-refundable $50,000 option payment, the Company has been granted a 90-day option to purchase the SDA Mill, located in Nayarit, Mexico.  The option period can be extended for an additional 60 days with another $100,000 payment.  The extension payment will be credited against the purchase price if the transaction closes. The purchase price for the SDA Mill is $1.5 million, payable $1.0 million in cash and $500,000 in restricted common stock of Magellan.

Consummation of the SDA Mill acquisition is subject to numerous conditions, including the parties entering into a separate asset purchase agreement, satisfactory due diligence, the Company completing a financing, an audit of the mill’s financial statements, regulatory approvals and other conditions customary to transactions of this nature.  There can be no assurance that the purchase of the mill will be completed.

ITEM 7.01

REGULATION FD DISCLOSURE

On March 6, 2017 the Company issued a press release announcing the MOU noted at Item 1.01 of this Report.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Memorandum of Understanding
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: March 7, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President

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